Exhibit 10.1

SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of October 7, 2020, by and among Sprinklr, Inc., a Delaware corporation (the “Company”), and each of the investors listed on SCHEDULE A hereto, each of which is referred to in this Agreement as an “Investor,” and (with respect to Section 6.12 hereof only) Intel Capital Corporation (“ICC”).

RECITALS

A. The Company and certain of the Investors are parties to the Series G-1/G-2 Preferred Stock Purchase Agreement, dated as of August 20, 2020 (the “Purchase Agreement”).

B. Certain of the Investors (the “Existing Investors”) and the Company are parties to the Sixth Amended and Restated Investors’ Rights Agreement, dated as of June 16, 2016, by and among the Company and the other parties thereto (the “Prior Agreement”).

C. Pursuant to Section 6.6 of the Prior Agreement, subject to certain inapplicable exceptions and the rights of ICC to consent to any amendment or waiver of Sections 3.3(a) and 6.6(A) thereof, the written consent of (i) the Company, (ii) the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a separate class on an as converted basis, and (iii) ICC, in respect of amendments to Sections 3.3(a) and 6.6(A) as pertain to ICC, is required to amend the Prior Agreement.

D. In order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the requisite Investors, ICC and the Company hereby amend and restate the Prior Agreement and agree that this Agreement shall govern the rights of the Investors to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any Person’s parent and any subsidiary or subsidiaries, general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Battery” means Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC.

1.3 “Common Stock” means shares of the Company’s common stock, par value $0.00003 per share.

1.4 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7 “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10 “GAAP” means generally accepted accounting principles in the United States.

1.11 “H&F” means H&F Splash Holdings IX, L.P. and its Affiliates that hold Shares and their respective successors and permitted assigns that hold Shares.

1.12 “Holder” means any Investor owning or having the right to acquire Securities or any transferee thereof and, solely with respect to Section 2 of this Agreement, any 2020 Note Investor owning Securities.

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.14 “Initiating Holders” means (a) collectively, Holders who properly initiate a registration request under this Agreement and/or (b) H&F.

1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, (a) acquired pursuant to the Series A Purchase Agreement, or holds, at least 2,499,999 shares of Series A Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (b) acquired pursuant to the Series B Purchase Agreement, or holds, at least 9,000,000 shares of Series B Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (c) acquired pursuant to the Series C Purchase Agreement, or holds, at least 4,500,000 shares of Series C Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (d) acquired pursuant to the Series D Purchase Agreement, or holds, at least 4,500,000 shares of Series D Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (e) acquired pursuant to the Series D-2 Purchase Agreement, or holds, at least 4,500,000 shares of Series D-2 Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (f) acquired pursuant to the Series E-1/E-2 Purchase Agreement, or holds, at least 4,500,000 shares of Series E-2 Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the original issuance date of the Series E-2 Preferred Stock); provided, however, that, solely with respect to this clause (f) of this Section 1.16, if such Investor acquires or invests in an enterprise which has products or services which compete directly or indirectly with those of the Company, as determined by the Board, then such Investor shall not be a Major Investor for purposes of Sections 3.1, 3.2 and 3.3; (g) acquired pursuant to the Series F Purchase Agreement, or holds, at least 5,000,000 shares of Series F Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the original issuance date of the Series F Preferred Stock); or (f) acquired pursuant to the Purchase Agreement, or holds, at least 5,000,000 shares of Series G-2 Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). In the event an Investor holding shares of Series E-2 Preferred Stock believes it has acquired or invested in an enterprise which has products or services which compete directly or indirectly with those of the Company, such Investor shall promptly notify the Company of such acquisition or investment.

1.17 “New Securities” means, collectively, equity securities of the Company or its subsidiaries, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Preferred Director” has the meaning ascribed to such term in the Voting Agreement.

1.20 “Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock and Series G-2 Preferred Stock.

1.21 “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors on or after the date hereof; (c) any Common Stock issued or issuable (directly or indirectly) upon conversion of the 2020 Notes acquired by the Note Investors; and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a), (b) and (c) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1 (other than with respect to the 2020 Note Investors), and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement.

1.22 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.23 “Right of First Refusal and Co-Sale Agreement” means that certain Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof by and among the Company and the other parties thereto.

1.24 “SEC” means the Securities and Exchange Commission.

1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27 “Securities” means (a) any Common Stock of the Company, including any Common Stock of the Company issuable or issued upon conversion of (1) the Preferred Stock or (2) solely with respect to Section 2 of this Agreement, the 2020 Notes; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

1.28 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.30 “Series A Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement dated as of August 29, 2011 by and among the Company and the other parties thereto.

1.31 “Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement dated as of February 5, 2013 by and among the Company and the other parties thereto.

1.32 “Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement dated as of October 30, 2013 by and among the Company and the other parties thereto.

1.33 “Series D Purchase Agreement” means that certain Series D Preferred Stock Purchase Agreement dated as of April 10, 2014 by and among the Company and the other parties thereto.

1.34 “Series D-2 Purchase Agreement” means that certain Series D-2 Preferred Stock Purchase Agreement dated as of December 19, 2014 by and among the Company and the other parties thereto.

1.35 “Series E-1/E-2 Purchase Agreement” means that certain Series E-1/E-2 Preferred Stock Purchase Agreement dated as of March 24, 2015 by and among the Company and the other parties thereto.

1.36 “Series F Purchase Agreement” means that certain Series F Preferred Stock Purchase Agreement dated as of June 16, 2016 by and among the Company and the other parties thereto.

1.37 “Shares” means the shares of Preferred Stock held from time to time by the Investors listed on SCHEDULE A hereto and their successors and permitted assigns.

1.38 “Voting Agreement” means that certain Seventh Amended and Restated Voting Agreement dated as of the date hereof by and among the Company and the other parties thereto.

1.39 “2020 Note Investors” means each of Palette Investments, LLC and Sixth Street Specialty Lending, Inc. and their respective Affiliates.

1.40 “2020 Note Purchase Agreement” means that certain Senior Subordinated Secured Convertible Note Purchase Agreement, dated on or around May 20, 2020, by and among the Company, certain of the Company’s subsidiaries, the 2020 Note Investors and the Administrative Agent (as defined below), pursuant to which the Investors will issue the 2020 Notes (as defined below).

1.41 “2020 Notes” means those certain senior subordinated secured convertible notes issued pursuant to the 2020 Note Purchase Agreement in an aggregate principal amount of up to $150,000,000.

1.42 “Administrative Agent” means Sixth Street Specialty Lending, Inc.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from either (x) Holders of at least forty percent (40%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock or (y) H&F (provided, that H&F shall be entitled to provide a total of two (2) Demand Notices pursuant to this Section 2.1) that the Company file a Form S-1 registration statement with respect to at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $20,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) use its commercially reasonable efforts to, as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives from any Holder or Holders of Registrable Securities a request that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holder or Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of (1) not more than ninety (90) days after the request of the Initiating Holders is given for any registration pursuant to Section 2.1(a), and (2) not more than sixty (60) days after the request of the Initiating Holders is given for any registration pursuant to Section 2.1(b); provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety-day or sixty-day period, as applicable, other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (1) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (2) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such

Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”) not to exceed $50,000, shall be borne and paid by the

Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (1) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class (which majority must include H&F, Battery and Iconiq), enter into any agreement with any holder or prospective holder of any securities of the Company that (a) would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of (1) the Registrable Securities of the Holders of shares of Preferred Stock or (2) the Registrable Securities of the 2020 Note Investors that are included or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section [●].

2.11 “Market Stand off” Agreement. If requested by the managing underwriter of Company securities, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day or 90-day, as applicable, lockup period; provided, that if the stand off period is so extended, then the Company agrees to use all commercially reasonable efforts to negotiate with the parties that the Company is considering as managing underwriters, prior to the Company’s determination of such managing underwriters, to establish and agree upon the shortest possible lock-up period, taking into account the then current market conditions for public offerings in the Company’s industry so that the lock-up period is as close to 180 days or 90 days, as applicable, as reasonably practical) (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities held immediately before the effective date of the registration statement for such offering, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or securities acquired in or following the IPO, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements (in customary form) as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions set forth in this Section 2.11 by the Company shall apply pro rata to all Holders, based on the number of shares of Registrable Securities held by each Holder.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of each certificate representing Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, (in each case, as reasonably determined in good faith) be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Securities may be effected without registration under the Securities Act, whereupon the Holder of such Securities shall be entitled to sell, pledge, or transfer such Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (1) in any transaction in compliance with SEC Rule 144 or (2) in any transaction in which such Holder distributes Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) immediately after such assignment or transfer, holds at least twenty percent (20%) of the shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) held by such Holder immediately prior to such assignment or transfer, (ii) is being assigned or transferred at least 10,000,000 shares of shares of Registrable Securities held by such Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), (iii) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of such Holder, or (iv) is a Holder’s family member or trust for the benefit of such Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (ii) that is an Affiliate of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) who is a Holder’s Immediate Family Member, or (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, shall be aggregated together and with those of the assigning Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of: (a) the closing of a Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation; and (b) the fifth (5th) anniversary of the IPO.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, (i) an audited consolidated balance sheet as of the end of such year, (ii) audited consolidated statements of income and of cash flows for such year, and a comparison between (1) the actual amounts as of and for such fiscal year and (2) the comparable amounts for the prior year and as included in the Annual Budget (as defined in Section 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such consolidated financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company (notwithstanding the foregoing, the requirement that such balance sheet, income statement and cash flow be audited or prepared in accordance with GAAP may be waived by the Board including at least one of the Preferred Directors);

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited consolidated statements of income and of cash flows for such fiscal quarter, and an unaudited consolidated balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) within fifteen (15) days of a written request by a Major Investor, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited consolidated income statement and statement of cash flows for such month, and an unaudited consolidated balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments, (ii) not contain all notes thereto that may be required in accordance with GAAP and (iii) the requirement that such consolidated income statement, statement of cash flows and balance sheet be prepared in accordance with GAAP may be waived by the Board including at least one of the Preferred Directors);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the

“Annual Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company and its subsidiaries as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company (or its subsidiaries) and its counsel.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s and its subsidiaries’ properties; examine the Company’s consolidated books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; provided, further, that the Company shall inform such Major Investor of the general nature of the information being withheld and shall use its commercially reasonable efforts to cause such access and information to be provided in a manner that would not reasonably be expected to result in a waiver of such privilege.

3.3 Observer Rights.

(a) In the event Iconiq Capital Management, LLC (“Iconiq”), together with its Affiliates, no longer holds, beneficially or of record, at least 65% of the shares of the Company’s capital stock held by Iconiq, together with its Affiliates, as of the date hereof, then the Company will permit a representative of Iconiq (such representative of Iconiq, the “Iconiq Observer”) to attend all meetings, including executive sessions thereof, of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Iconiq, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. A majority of the Board may request that the Iconiq Observer, if any, recuse himself or herself from portions of meetings of the Board or omit to provide the Iconiq Observer, if any, with certain information if such members of the Board believe in good faith, based on advice of Company counsel, that such recusal or omission is necessary in order to (i) preserve the Company’s attorney-client privilege or (ii) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties; provided, however, that the Iconiq Observer, if any, shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded.

(b) For so long as Anderson Investments Pte. Ltd. (“Temasek”), together with its Affiliates, holds, beneficially or of record, at least 4,500,000 shares of the Company’s capital stock (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), then the Company will permit a representative of Temasek (such representative of Temasek, the “Temasek Observer”) to attend all meetings, including executive sessions thereof, of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Temasek, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. A majority of the Board may request that the Temasek Observer, if any, recuse himself or herself from portions of meetings of the Board or omit to provide the Temasek Observer, if any, with certain information if such members of the Board believe in good faith, based on advice of Company counsel, that such recusal or omission is necessary in order to (i) preserve the Company’s attorney-client privilege or (ii) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties or to prevent a conflict of interest; provided, however, that the Temasek Observer, if any, shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality obligations or a conflict of interest are also excluded.

3.4 Termination of Information, Observer and Inspection Rights. The covenants set forth in Section 3.1, Section 3.2, and Section 3.3 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO; (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (c) upon a Liquidation Event, as such term is defined in the Company’s Seventh Amended and Restated Certificate of Incorporation as may be amended from time to time (the “Restated Certificate”), whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, if such person is bound by an ethical duty to keep such information confidential or such person agrees to be bound by the provisions of this Section 3.5; (ii) to any prospective purchaser of any Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) if the Investor or its Affiliates, representatives or agents are required to disclose any of the Company’s confidential information pursuant to any applicable law, rule or regulation, provided that the Investor promptly notifies the Company in writing of such disclosure and the Investor or such Affiliate, representative or agent shall disclose only that portion of the Company’s confidential information which they are advised by its counsel in writing that they are legally required to so disclose and shall use commercially reasonable efforts to request that confidential treatment will be accorded to any information so disclosed.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that, each such Affiliate or Investor Beneficial Owner agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement. For purposes of the foregoing, each Major Investor shall be entitled to purchase up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities) bears to the total Common Stock of the Company then held by all the Major Investors (including all shares of Common Stock issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities).

4.2 Offer Notice. Prior to offering or selling any New Securities, the Company shall give notice (the “Offer Notice”) to each Major Investor, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

4.3 Election to Purchase. By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to the full number of the New Securities offered to it pursuant to the Offer Notice.

4.4 Right of Oversubscription. At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors (the “Unsubscribed Shares”) which is equal to the percentage of the New Securities that the Major Investor was entitled to purchase under Section 4.1 above and as is set forth in the Offer Notice.

4.5 Closing. The closing of any sale pursuant to this Section 4 shall occur within the later of ninety (90) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to this Section 4.

4.6 Failure to Purchase the New Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in this Section 4, the Company may, during the ninety (90) day period following the expiration of the 20-day period provided in Section 4.3, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.

4.7 Exceptions to Right of First Offer. The right of first offer in this Section 4 shall not be applicable to: (a) shares of capital stock that constitute Exempted Securities (as defined in the Company’s Restated Certificate) under (i) Sections 4.4.1(a)(iii), 4.4.1(a)(v) and 4.4.1(a)(vi) of the Restated Certificate or (ii) Sections 4.4.1(a)(i), 4.4.1(a)(ii) and 4.4.1(a)(iv) of the Restated Certificate; provided, however, that, in the case of this clause (ii) the Company shall have first complied with this Section 4 in connection with the initial issuance and sale of the underlying securities; and (b) shares of Common Stock issued in the IPO.

4.8 Termination of Right of First Offer. The right of first offer in this Section 4 shall terminate and be of no further force or effect (a) immediately before the consummation of an IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

5. Additional Covenants.

5.1 Proprietary Information and Inventions Agreements. Unless otherwise approved by the Board, including one of the Preferred Directors, the Company will cause (a) each officer and each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a Proprietary Information and Inventions Agreement in a form approved by the Board and (b) each key technical employee to execute an assignment of inventions agreement in a form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board (including the approval of one of the Preferred Directors).

5.2 Stock Vesting; Third Party Valuation of Stock Awards. Unless otherwise approved by the Board (including one of the Preferred Directors), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s vesting commencement date (as determined by the Board), and (b) seventy-five percent (75%) of such stock shall in equal monthly installments over the following thirty-six (36) months. Further, without the approval of the Board (including one of the Preferred Directors), the Company shall not (and it shall cause its subsidiaries not to) take any action to effect (nor shall it enter into any agreement providing for): (i) the acceleration of vesting of options, the lapse of repurchase rights or other restrictions on stock awards, or the vesting of any equity grant, (ii) any severance, retention, bonus, gross-up or other similar payment by Company or any of its subsidiaries, or (iii) any increase of any benefits or other amounts otherwise payable by Company, in each case upon the occurrence of (or in connection with) a Liquidation Event or a similar change in control transaction the involving the Company. In addition, unless otherwise approved by the Board (including one of the Preferred Directors), (1) each agreement evidencing such stock option or other stock equivalent shall provide for a market stand-off provision substantially similar to that in Section 2.11 (2) the Company shall have the right to repurchase unvested shares at cost upon termination of employment of any holder of restricted stock and (3) the Company shall not permit or cause any subsidiary to issue stock options or other stock equivalents after the date of this Agreement to employees, directors, consultants and other service providers. In connection with the grant of any equity securities or awards to the Company’s employees, directors, officers or consultants, the Company shall obtain an independent third party valuation from a valuation firm approved by the Board (including one of the Preferred Directors), unless waived by the Board (including one of the Preferred Directors).

5.3 Intentionally Omitted.

5.4 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least monthly in accordance with an agreed-upon schedule. The Company shall organize and maintain an audit committee and a compensation committee. Each such committee shall include the Preferred Directors, should each such Preferred Director at its sole discretion elect to serve on any such committee. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board, including without limitation travel expenses incurred.

5.5 Insurance. The Company shall maintain its Directors and Officers liability insurance from a financially sound and reputable insurer in such amount and on such terms as determined by the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, indemnity agreements, or elsewhere, as the case may be.

5.7 Subsidiaries. The Company shall ensure that:

(a) no subsidiary of the Company shall take any action that, were it to be taken by the Company, would require the approval of the Board or the stockholders of the Company (or any subset thereof) pursuant to the Restated Certificate, applicable law or otherwise, unless such approval of the Company’s Board or stockholders (as applicable) is first obtained with respect to such action; and

(b) each subsidiary of the Company shall remain a direct or indirect, wholly-owned subsidiary of the Company.

5.8 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.9 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.6 and Section 5.8, shall terminate and be of no further force or effect (a) immediately before the consummation of an IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least 10,000,000 shares of Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic or facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy, which shall not constitute notice, shall also be sent to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York, 10020, Attn: Raymond Thek, Esq., Fax: (973) 597-2575, email: rthek@lowenstein.com; if notice is given to Battery, a copy, which shall not constitute notice, shall also be given to Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116, Attention: Alfred L. Browne, III, Esq., Fax: (617) 937-2440, email: abrowne@cooley.com; if notice is given to Temasek, a copy, which shall not constitute notice, shall also be given to Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA, 94111, Attention: Peter H. Werner, Esq., email: pwerner@cooley.com; and if notice is given to H&F or its Affiliates, a copy, which shall not constitute notice, shall also be given to Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention: Atif I. Azher, email aazher@stblaw.com.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Holders of at least a majority of the then outstanding shares of Preferred Stock, voting as a separate class; provided, however, that:

(A) (i) for so long as Iconiq continues to hold at least 4,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or the like), the definition of Major Investor cannot be changed to exclude Iconiq without its consent, (ii) the definitions of Iconiq and Registrable Securities (as pertains to amendments or waivers adverse to Iconiq) shall not be amended without the prior written consent of Iconiq, and (iii) the rights of Iconiq set forth in Sections 2.10, 3.3(a), 3.5 (as pertains to amendments or waivers adverse to Iconiq) and this Section 6.6(A) of this Agreement and the rights of the Fund Directors and Investor Indemnitors set forth in Section 5.8 and the rights set forth in Section 5.6 and Section 5.9 of this Agreement shall not be amended or waived without the written consent of Iconiq;

(B) (i) for so long as Temasek continues to hold at least 4,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or the like), the definition of Major Investor cannot be changed to exclude Temasek without its consent, and (ii) the rights of Temasek set forth in Section 3.3(b) or this Section 6.6(B) of this Agreement shall not be amended or waived without the written consent of Temasek;

(C) (i) for so long as H&F continues to hold at least 4,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or the like), the definitions of Initiating Holder and Major Investor shall not be changed to exclude H&F without the prior written consent of H&F, (ii) the definitions of H&F and Registrable Securities (as pertains to amendments or waivers adverse to H&F) shall not be amended without the prior written consent of H&F, and (iii) the rights of H&F set forth in Section 2 (including the definitions related thereto), Section 3.5 (as pertains to amendments or waivers adverse to H&F) and this Section 6.6(C) of this Agreement and the rights of the Fund Directors and Investor Indemnitors set forth in Section 5.8 and the rights set forth in Section 5.6 and Section 5.9 of this Agreement shall not be amended or waived without the prior written consent of H&F;

(D) (i) for so long as Battery continues to hold at least 4,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or the like), the definition of Major Investor cannot be changed to exclude Battery without its consent, (ii) the definitions of Battery and Registrable Securities (as pertains to amendments or waivers adverse to Battery) shall not be amended without the prior written consent of Battery, and (iii) the rights of Battery set forth in Sections 2.10, 3.5 (as pertains to amendments or waivers adverse to Battery) and this Section 6.6(D) of this Agreement and the rights of the Fund Directors and Investor Indemnitors set forth in Section 5.8 and the rights set forth in Section 5.6 and Section 5.9 of this Agreement shall not be amended or waived without the written consent of Battery;

(E) (i) for so long as the 2020 Note Investors continues to hold (a) shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or the like) constituting at least fifty percent (50%) of the shares of Registrable Securities initially issued upon the conversion of the 2020 Notes or (b) 2020 Note(s) constituting at least fifty percent (50%) of the aggregate principal amount originally issued in all issuances under to the 2020 Note Purchase Agreement, (1) the definition of Holder cannot be changed to exclude the 2020 Note Investors, (2) the definition of Registrable Securities cannot be changed to exclude shares of the Company’s capital stock issued upon conversion of the 2020 Notes, (3) the definition of Securities cannot be changed to exclude shares of the Company’s capital stock issued upon conversion of the 2020 Notes, (4) the definitions of 2020 Note Investors, 2020 Note Purchase Agreement, 2020 Notes and Administrative Agent cannot be amended, and (5) Section 2.10(a) of this Agreement shall not be amended to remove the reference to a reduction in the 2020 Note Investors’ securities, in each case without consent of the Administrative Agent, and (ii) Section 6.6(E) of this Agreement shall not be amended or waived without the written consent of the Administrative Agent;

(F) the written consent of an Investor or a 2020 Note Investor shall be required for any amendment or waiver that, by its terms, alters or changes the rights or obligations of such Investor or 2020 Note Investor adversely and in a manner proportionally different than any other Investor;

(G) with respect to Section 4 only, if any Major Investor purchases any portion of New Securities offered for sale by the Company after all Major Investors’ rights under Section 4 have been waived with respect to the issuance of such New Securities, then any Major Investor who did not previously waive its rights under Section 4 shall have the right to purchase such New Securities on a pro rata basis; and

(H) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) and the Side Letter constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement.

6.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.12 ICC. As contemplated in the Purchase Agreement, H&F or one or more of its Affiliates will purchase all of ICC’s shares of Preferred Stock of the Company such that ICC will no longer be a Company stockholder (the “ICC Secondary”). Effective and conditioned upon the closing of the ICC Secondary, ICC consents to amend and restate the Prior Agreement as set forth in this Agreement. Thereafter, ICC shall cease to be a party to this Agreement. Notwithstanding anything to the contrary, this Section 6.12 may not be altered, amended, waived or terminated without ICC’s prior written consent, until ICC ceases to be a party to this Agreement pursuant to this Section 6.12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

SPRINKLR, INC., a Delaware corporation

By:	/s/ Chris Lynch
Name:	Chris Lynch
Title:	Chief Financial Officer

Address: 29 West 35th Street 8th Floor New York, NY 10001 Attn: Ragy Thomas

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

H&F SPLASH HOLDINGS IX, L.P.

By:	H&F SPLASH HOLDINGS IX GP, LLC, its general partner

By:	HFCP IX (PARALLEL-A), L.P., its managing member

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P., its general partner

By:	H&F CORPORATE INVESTORS IX, LTD., its general partner

/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BATTERY VENTURES IX, L.P.

By:	Battery Partners IX, LLC General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Board Member

BATTERY INVESTMENT PARTNERS IX, LLC

By:	Battery Partners IX, LLC Managing Member

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Board Member

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ICONIQ STRATEGIC PARTNERS, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

ICONIQ STRATEGIC PARTNERS-B, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ICONIQ STRATEGIC PARTNERS II, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners II GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

ICONIQ STRATEGIC PARTNERS II-B, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners II GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ICONIQ CAPITAL MANAGEMENT, LLC

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

ICC (WITH RESPECT TO SECTION 6.12 ONLY):

INTEL CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Nick Washburn
Name:	Nick Washburn
Title:	Authorized Signatory

SIGNATURE PAGE – SPRINKLR, INC., A DELAWARE CORPORATION,

SEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT